SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2021

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9745 Businesspark Ave, San Diego, California 92131

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On December 27, 2021, International Stem Cell Corporation (the “Company”) entered into a Lease Termination Agreement (the “Termination Agreement”) with S Real Estate Holdings LLC (“Landlord”) with respect to the Company’s lease agreement, as restated on March 1, 2020 (the “Lease Agreement”) for the lease of its headquarters located at 5950 Priestly Drive, Carlsbad, CA 92008.

S Real Estate Holdings LLC is owned by Dr. Russell Kern, the Company’s Executive Vice President and Chief Scientific Officer and a director and was previously owned by Dr. Andrey Semechkin, the Company’s Chief Executive Officer and Co-Chairman of the Board of Directors.

Pursuant to the Termination Agreement Section 1, the Parties have agreed to terminate the Lease Agreement, scheduled to expire on March 1, 2023, effective no later than December 31, 2021 (“Termination Date”). The Termination Agreement also provides for, among other terms, (i) the surrender to the Landlord of the Premises, (ii) no payment by the Company of any termination fee, and (iii) a release of the Company’s obligation to pay Base Rent for the month of December 2021.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Date: December 28, 2021	By:	/s/ Sophia Garnette
Sophia Garnette
VP Legal Affairs and Operations